EXHIBIT 10.25

October 31, 2011

Winn Exploration Co., Inc.	Pacific Energy Development Corp.
800 North Shoreline Blvd.	4125 Blackhawk Plaza Circle, Suite 201A
Suite 1900 North	Danville, California 94506
Corpus Christi, Texas 78401	Attn: Frank C. Ingriselli
Attn: Michael W. Calley, Vice President

Lacy Properties, Ltd.	Crain Energy, Ltd.
222 East Tyler Street	222 East Tyler Street
P.O. Box 2146	P.O. Box 2146
Longview, Texas 75606	Longview, Texas 75606
Attn: Darren Groce Land/Legal	Attn: Darren Groce Land/Legal

Re:	Amendatory Letter Agreement No. 3 Purchase and Sale Agreement, dated August 23, 2011 Pedco Nio Prospect 13,978.326± gross acres Weld County, Colorado

Ladies and Gentlemen:

Reference is hereby made to that certain Purchase and Sale Agreement (the “Purchase Agreement”), dated August 23, 2011, by and among Esenjay Oil & Gas, Ltd. (“Esenjay”), Winn Exploration Co., Inc. (“Winn”), Lacy Properties, Ltd. (“Lacy”) and Crain Energy, Ltd. (“Crain”), as Sellers, and Pacific Energy Development Corp. (“PEDCO”), as Buyer, as amended by that certain Amendatory Letter Agreement (“Amendment No. 1”), dated September 30, 2011, among the Parties and that certain Amendatory Letter Agreement No. 2 (“Amendment No. 2”), dated October 27, 2011, among the Parties. Esenjay, Winn, Lacy, Crain and PEDCO are sometimes referred to herein collectively, as the “Parties” or individually, as a “Party.” This Amendatory Letter Agreement No. 3 (this “Amendment”) sets forth the terms and conditions of the agreement among the Parties with regard to the above-referenced matter. All capitalized terms used but not otherwise defined herein shall have the meanings set forth in the Purchase Agreement.

The Purchase Agreement, as amended, sets forth the terms and conditions by which PEDCO agrees to acquire from Esenjay, Winn, Lacy and Crain an undivided Fifty Percent (50%) of 8/8ths interest in certain leases insofar as those leases cover certain lands identified in the Purchase Agreement.

Appendix 1 to the Purchase Agreement, as amended, defines “Effective Date” as the Closing Date. The Parties desire to amend the definition of Effective Date contained in Appendix 1 to the Purchase Agreement to be October 31, 2011.

October 31, 2011

1. The Parties hereby amend the definition of Effective Date in Appendix 1 to the Purchase Agreement to read in its entirety as follows:

“Effective Date means October 31, 2011.”

2. As amended hereby, the Purchase Agreement, as amended by Amendment No. 1 and Amendment No. 2, is in full force and effect, and valid and binding upon the Parties. In the event of a conflict between this Amendment and the Purchase Agreement, as amended, the terms and conditions of this Amendment shall control and govern the point in conflict. Notwithstanding anything to the contrary, failure of this Amendment to address a point in the Purchase Agreement, as amended, shall not be deemed to be a conflict.

3. Each Party hereby agrees that such Party shall execute, acknowledge and deliver, or cause to be executed, acknowledged and delivered, such instruments and take such other action as may be reasonably necessary or advisable to carry out such Party’s obligations under this Amendment, including dating effective as of the Effective Date: (a) the Assignment; (b) that certain Mortgage, Deed of Trust, Assignment of As-extracted Collateral, Security Agreement, and Financing Statement; (c) the Operating Agreement; and (d) the Esenjay seismic license.

4. This Amendment shall be binding upon and inure to the benefit of the Parties, and their respective successors and assigns. This Amendment may not be altered, or amended, nor any rights hereunder waived, except by an instrument in writing executed by the Party or Parties to be charged with such amendment or waiver. This Amendment may be executed in counterparts, and each counterpart shall be deemed to be an original, but all of which shall be deemed to be one amendment. This Amendment may be executed by telefax or electronic signatures, and telefax and electronic signatures shall be valid and binding upon the Parties.

Please execute this letter in the space provided below indicating your agreement with the above amendments to the Purchase Agreement and return the executed letter to the undersigned by fax or email at your earliest convenience.

Should you have any questions, please do not hesitate to contact me. Thank you for your prompt attention to this matter.

Esenjay Oil & Gas, Ltd.

By:	Esenjay Petroleum Corporation,
Its General Partner

By:	/s/ Linda D. Schibi
Linda D. Schibi
Vice President Land

October 31, 2011

ACCEPTED AND AGREED
this 31st  day of October, 2011

Winn Exploration Co., Inc.		Pacific Energy Development Corp.

By:	/s/ Michael W. Calley	By:	/s/ Clark R. Moore
Name:	Michael W. Calley	Name:	Clark R. Moore
Title:	Vice President	Title:	EVP and General Counsel

Lacy Properties, Ltd.		Crain Energy, Ltd.

By:	Lacy Property Management, Inc.	By:	Crain Oil & Gas, LLC
Its	General Partner	Its	General Partner

By:	/s/ Darren T. Groce	By:	/s/ Darren T. Groce
Name:	Darren T. Groce	Name:	Darren T. Groce
Title:	Interim President	Title:	Interim President